SECURITIES AND EXCHANGE COMMISSION

                         Washington, DC  20549



                               Form 8-K



                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the

                    Securities Exchange Act of 1934



Date of report:  January 19, 1994





                           C. R. Bard, Inc.
                     (Exact name of registrant as
                       specified in its charter)





  New Jersey                 1-6926                   22-1454160
  (State of          Commission File Number          IRS Employer
Incorporation)                                    Identification No.






730 Central Avenue,  Murray Hill, New Jersey                  07974
(Address of principal executive offices)                    (Zip Code)




                           (908) 277-8000
                    (Registrant's telephone number)
Item 5.  Other Events


               In a news release dated January 19, 1994, C. R. Bard, Inc. announced that the Food and Drug Administration has determined that provisions of the Applications Integrity Policy (AIP) should be applied to its USCI division. The news release, issued by the Company on January 19, 1994, is incorporated herein by reference, and is attached hereto as Exhibit 1.


                               SIGNATURE


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.






                                   C. R. BARD, INC.
                                   (Registrant)


                                   By: William C. Bopp /s/
                                       William C. Bopp
                                       Senior Vice President
                                       and Chief Financial Officer



Dated:  January 19, 1994


Exhibit 1                              C. R. Bard, Inc.
                                       730 Central Avenue
                                       Murray Hill, NJ  07974


News Release


Contact:            William C. Bopp
                                   Senior Vice President & CFO
                                   (908) 277-8221




FDA APPLIES AIP TO PENDING APPLICATIONS OF BARD'S USCI DIVISION

MURRAY HILL, NJ - January 19, 1994 - C.R. Bard, Inc. announced today that the Food and Drug Administration (FDA) has determined that provisions of the Applications Integrity Policy
(AIP) should be applied to its USCI division.

Consequently, FDA has suspended its review of pre-market applications that have been submitted by the USCI division and which are currently pending clearance by the Center for Devices and Radiological Health. Based upon audits to be conducted by the company, the FDA will assess the validity of data and information in USCI's pending pre-market applications.

The company is in continuing discussions in certain related areas raised by FDA to finally conclude this matter.

C.R. Bard, Inc., headquartered in Murray Hill, NJ, is a leading multinational developer, manufacturer and marketer of health care products.